EXHIBIT 10.6

August 19, 2013

Travelport, LP
Travelport Global Distribution System B.V.
300 Galleria Parkway, N.W.
Atlanta, GA 30339

Re:
Twentieth Amendment to Subscriber Services Agreement, dated as of July 23, 2007 as previously amended (“Agreement”) between Travelport, LP, (“Travelport”), Travelport Global Distribution System B.V. (“TGDS” and, together with Travelport, collectively, “Galileo”) and Orbitz Worldwide, LLC (“Subscriber”)

Ladies and Gentlemen:

This letter constitutes a Twentieth Amendment (“Amendment”) to the Agreement referenced above. Capitalized terms used in this Amendment and not otherwise defined shall be used as defined in the Agreement.

Effective as June 10, 2013, (“Amendment Effective Date”), Galileo and Subscriber hereby agree as follows:

1.    Custom Terms and Conditions Revision. The Custom Terms and Conditions Attachment (Galileo Services) - North America to the Agreement is amended as set forth in Exhibit A.

2.    General. This Amendment shall be binding upon and inure to the benefit of and be enforceable by the Parties hereto or their successors in interest, except as expressly provided in the Agreement. Each Party to this Amendment agrees that, other than as expressly set out in this Amendment, nothing in this Amendment is intended to alter the rights, duties and obligations of the Parties under the Agreement, which shall remain in full force and effect as amended hereby. In the event of a conflict between the terms and conditions of this Amendment and the terms and conditions of the Agreement, the terms and conditions of this Amendment shall govern. This Amendment may be executed by the Parties in separate counterparts and each counterpart shall be deemed to be an original, but all such counterparts together shall constitute one and the same instrument. Any term not defined in this Amendment will have the meaning specified in the Agreement.

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

The Parties have caused this Amendment to be executed by the signatures of their respective authorized representatives.

Orbitz Worldwide, LLC	Travelport, LP
By: Travelport Holdings LLC as General Partner

Signature: /s/ Stephen C. Praven         Signature: /s/ Scott Hyden

Name: Stephen C. Praven         Name: Scott Hyden

Title: VP, Business Development         Title: MD Americas
Date: 8/21/13         Date: 8/21/13

Travelport Global Distribution System B.V.

Signature: /s/ Marco van Ieperen

Name: Marco van Ieperen

Title: Director
Date: 20 - 08 - 2013

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Exhibit A
Amendment to Custom Terms and Conditions Attachment
(Galileo Services) - North America

The provision entitled “Use of ePricing for (***)” that was added to the end of the Custom Terms and Conditions Attachment (Galileo Services) - North America in the Ninth Amendment to the Agreement is terminated in its entirety and replaced with the following:

Use of ePricing by Neat Partners and Orbitz for Business Partners

Orbitz may, for or on behalf of its Neat Partners (defined below) and Orbitz for Business corporate customers using Travelport Traversa (“OFB Partners”), use ePricing subject to the fees set forth herein as applicable. “Neat Partners” means all private label partners of each Orbitz Worldwide Agency, including but not limited to, (***), using the Neat Platform and shopping from a Pseudo City Code (“PCC”) PCC 1UA4, PCC 20LA and PCC 198V and otherwise as specified by the parties from time to time for any worldwide point-of-sale.

Beginning on the Amendment Effective Date and subject to the API Addendum between the parties dated March 25, 2013, if Subscriber uses any tier beyond the default tier in ePricing (i.e. if Subscriber chooses to use any tier that offers query returns of 30 or more pricing options), Subscriber will pay Travelport $(***) for each PNR (each, a “PNR Fee”) resulting from the use of such ePricing and (a) generated by OFB Partners; or (b) created on a Neat Partner private label website; for each sale of travel services provided directly by an Orbitz Worldwide Agency for which such ePricing is used.

At any time, Orbitz may discontinue use of ePricing for or on behalf of any or all of the Neat Partners and/or OFB Partners upon notice to Galileo and Orbitz may (1) with respect to any Neat Partner(s) so discontinued, revert back to using the Galileo fare shopping tool that it was using immediately prior to its use of ePricing (“Prior Shopping Tool”) for such Neat Partner(s) upon the same terms and conditions as were in place for the Prior Shopping Tool at such time, provided the Prior Shopping Tool is still available for use by Travelport customers; or (2) with respect to any Neat Partner(s) and/or OFB Partner(s) so discontinued, use any third party shopping tool of Orbitz’s choosing. For the avoidance of doubt, Orbitz’s decision to discontinue use of ePricing under this paragraph, however, does not eliminate Orbitz’s obligations (***) under the Agreement Relating to ITA, ebookers and Supplier Link dated February 1, 2011 between the Parties (“Feb 2011 Agreement”).

The Parties agree that as of the Amendment Effective Date, any use of ePricing by Orbitz as set forth in this Amendment shall be applied towards the (***)% requirement under Section 3(a) of the Feb 2011 Agreement as if such use were coming from the Orbitz Domestic Consumer Websites.

Subscriber will pay Galileo the following excess Message fees (“Excess Message Fees”) following the Test Period (defined below) for each Message type generated on the Travelport GDS by Subscriber on behalf of Neat Partners and OFB Partners if the average Messages for a given calendar month exceed the Allowed Message ratio set forth below.  For purposes of this paragraph, “Message” means any inquiry, request, command or other transaction with the System generated by Subscriber on behalf of Neat Partners and OFB Partners manually or by way of any automated programs, but excluding transactions relating to: (i) printer acknowledgments or answer backs; (ii) global reference system entries (HELP and INFO); and (iii) navigation messages beginning with “m” (e.g., Move Up/Move Down (MU, MD) entries).

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

“General Message” means any Message generated by Subscriber on behalf of Neat Partners and OFB Partners other than an ePricing Message.  “ePricing Message” means any Message generated by Subscriber on behalf of Neat Partners and OFB Partners that accesses or initiates a shopping request or similar functionality that finds the lowest or most suitable fare within the System, and any Message which accesses or initiates a flexible shopping option or any similar functionality that finds airfares within the System based on specified flexible travel dates or flexible origin or destination airports.  Galileo will determine the number of Messages solely by its books and records.

Message Type	Number of Messages Allowed For Every One Segment (“Allowed Messages”)	Excess Message Fee
General Messages	(***)	$(***)
e-Pricing Messages (domestic and international)	(***)	$(***)

The Excess Message Fees set forth above will be waived for any month in which such fees are incurred so long as Subscriber reverts to the Allowed Message ratio set forth above within thirty (30) days of receiving notice from Travelport that Subscriber has exceeded the Allowed Message ratio. By way of example, if Subscriber exceeds the Allowed Message ratios during the month of January, Travelport will waive the Excess Message Fees for January so long as Subscriber reverts to no more than (***) General Messages and no more than (***) e-Pricing Messages within thirty (30) days of receiving notice from Travelport that Subscriber exceeded the Allowed Messages ratio during the month of January.

Subscriber may not carry Allowed Messages for any Message type forward or backward to any other calendar month. Subscriber is not entitled to any credit against past or future Message charges for failure to use all of its Allowed Messages for such Message type within a given calendar month. Within 90 days following the Amendment Effective Date (“Test Period”), Galileo and Subscriber will meet to discuss the actual Messages generated by Subscriber on behalf of Neat Partners and OFB Partners during the Test Period and determine whether any changes to the Allowed Messages ratio are necessary. Any changes to the Allowed Messages ratio shall be subject to the mutual written agreement of both parties. No Excess Message Fee shall be owed, regardless of the actual Messages generated by Subscriber on behalf of Neat Partners or OFB Partners, prior to or during the Test Period.

Subscriber will provide commercially reasonable prior written notice to Galileo of any event that Subscriber expects may have a material increase on the number of General Messages or e-Pricing Messages made by Subscriber on behalf of Neat Partners or OFB Partners, including but not limited to, new code or changes to existing code launched by Subscriber, Subscriber’s entrance into new markets, or Subscriber’s advertising/marketing campaigns. Subscriber will use commercially reasonable efforts to ensure that Subscriber’s code operates with the System in the most efficient way possible to avoid excessive Messages.

Use of ePricing by Orbitz under this Amendment is limited solely to use with respect to Neat Partners and OFB Partners as set forth in this Amendment on the Apollo and Galileo platforms. Subscriber and Galileo each acknowledge that the terms and conditions relating to ePricing in this Amendment have no relationship to the terms and conditions that have been or may be agreed upon between Subscriber and Galileo for Orbitz’s use of ePricing in other contexts and may not be used as precedent for negotiations in future ePricing business arrangements that the Parties may wish to pursue. Further, Subscriber and Galileo each acknowledge that Orbitz’s use of ePricing as set forth in this Amendment does not indicate that ePricing demonstrates functionality substantially equivalent to or better than ITA’s fare shopping tool or otherwise suggest that ePricing meets any functional parity provisions in the Agreement.

For the avoidance of doubt, Galileo’s agreement to provide ePricing in the Agreement including this Amendment contemplates Orbitz using, as Orbitz may determine from time to time, any versions-or tiers-of ePricing, such as the most premium tiers of ePricing (e.g. the highest tiers that provide the most number of pricing options and itinerary options, etc.), which are at any time then currently available to any other online customers of Travelport and subject to Travelport’s fees, charges, terms and conditions.

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.